Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

May 7, 2024 OTCQB: FTCO

FORTITUDE GOLD REPORTS FIRST QUARTER 2024 RESULTS

COLORADO SPRINGS – May 7, 2024 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its first quarter 2024 results including $8.2 million net sales, $3.6 million in exploration expense, $2.9 million cash dividends to shareholders, $4.2 million mine gross profit, and a cash balance on March 31, 2024 of $41.9 million. The Company confirmed its previously announced preliminary 2024 first quarter production of 3,983 gold ounces as it awaits permit approval to mine deeper in the Pearl zone of the Isabella Pearl pit. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

First Quarter 2024 Financial Results and Highlights

●	$8.2 million net sales
●	$0.00 per share, $2 thousand net loss
●	$41.9 million cash balance on March 31, 2024
●	3,983 gold ounces produced
●	$63.3 million working capital at March 31, 2024
●	$4.2 million mine gross profit
●	$3.6 million exploration expenditures
●	$661 total cash cost after by-product credits per gold ounce sold*
●	$777 per ounce total all-in sustaining cost*
●	$2.9 million dividends paid

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 3,970 gold ounces at a total cash cost of $661 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $777.  Realized metal prices during the quarter averaged $2,072 per ounce gold(1). While the Company produced 3,983 ounces of gold during the quarter, the 2024 annual production outlook was previously deferred as the Company awaits permits from regulatory agencies to mine deeper in the Isabella Pearl deposit as well as expand mine operations with permit approval to build its second mine, its County Line project.

“The first quarter of 2024 was successful on numerous fronts despite the ongoing permitting delays,” stated Fortitude Gold CEO and President, Mr. Jason Reid. “Our Isabella Pearl mine’s lower grade Civit Cat zone and our heap leach pad operations generated over $8 million in revenue for the Company at $777 per ounce all-in sustaining cost.  During the quarter we aggressively explored our properties and had as many as six drills operating at a time focusing on our County Line project, the Scarlet target on the Isabella Pearl mineralized trend, and East Camp Douglas.  The Company remains in a very strong financial position as we await our permits to mine both deeper in the higher-grade Pearl zone in the Isabella Pearl Pit and to begin mine construction of our County Line project, our next targeted mine build.”

Mr. Reid continued, “We continue to work with the permitting agencies and look to execute our original plan to overlap mine operations and layer production while transitioning to our second mine targeted to be County Line.  We remain ready to begin development of County Line upon regulatory approvals, with a plan to mine it as an aggregate operation, hauling crushed ore to our nearby processing facilities at Isabella Pearl.  With minimal infrastructure to be built, we are optimizing the mining sequence to access the highest-grade ore possible in the phased mining approach and look forward to being able to add additional new ore from County Line to our Isabella Pearl heap leach pad for operational longevity.”

“Our exploration team continued to generate exceptional drill results during the quarter,” stated Mr. Reid.  “We intercepted from surface 90 feet grading 1.49 grams per tonne at the East Camp Douglas northern veins as well as 5 feet grading over one ounce per tonne at the same target area.  Our southern lithocap target at East Camp Douglas returned 40 feet grading 2.90 grams per tonne gold, where we believe we may have discovered our first feeder zone into the lithocap.  We also released successful drill results from our Isabella Pearl Scarlet North target where we drilled 70 feet of 1.14 grams per tonne gold from surface.  The Scarlet North target, just 700 meters away from the processing facility, has great potential to become an additional open pit on the larger Isabella Pearl property.  Subsequent to quarter end, we also released exciting drill results from the County Line property including 16.76 meters grading 2.19 grams per tonne gold, 7.62 meters grading 1.28 grams per tonne gold, and 6.10 meters grading 1.49 grams per tonne gold.  We see strong potential to continue adding gold ounces to County Line’s mineral resource.  Overall, we feel very fortunate to have acquired 100% interest in the exceptional land portfolio of eight gold properties in Nevada, now encompassing over 40,000 acres.”

The following Sales Statistics table summarizes certain information about our operations for the three months ended March 31, 2024 and 2023:

	Three months ended March 31,
	2024	2023
Metal sold
Gold (ozs.)	3,970	11,429
Silver (ozs.)	20,866	17,480
Average metal prices realized (1)
Gold ($per oz.)	2,072	1,889
Silver ($per oz.)	23.28	22.72
Precious metal gold equivalent ounces sold
Gold Ounces	3,970	11,429
Gold Equivalent Ounces from Silver	234	210
	4,204	11,639

Total cash cost before by-product credits per gold ounce sold	$783	$534
Total cash cost after by-product credits per gold ounce sold	$661	$499
Total all-in sustaining cost per gold ounce sold	$777	$578
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarize certain information about our operations for the three months ended March 31, 2024 and 2023:

	Three months ended March 31,
	2024	2023
Ore mined
Ore (tonnes)	66,496	106,475
Gold grade (g/t)	0.69	3.83
Low-grade stockpile
Ore (tonnes)	—	2,118
Gold grade (g/t)	—	0.46
Waste (tonnes)	451,509	218,127
Metal production (before payable metal deductions)(1)
Gold (ozs.)	3,983	11,487
Silver (ozs.)	21,115	17,649
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2024 and 2023, its financial condition at March 31, 2024 and December 31, 2023, and its cash flows for the three months ended March 31, 2024 and 2023. The summary data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 is unaudited; the summary data as of December 31, 2023 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2023, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,870	$48,678
Gold and silver rounds/bullion	1,635	1,532
Accounts receivable	9	42
Inventories	24,389	23,848
Prepaid taxes	672	355
Prepaid expenses and other current assets	530	811
Total current assets	69,105	75,266
Property, plant and mine development, net	24,326	25,365
Operating lease assets, net	—	631
Deferred tax assets	2,826	2,860
Leach pad inventories	33,603	30,533
Other non-current assets	386	344
Total assets	$130,246	$134,999
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,944	$3,881
Operating lease liabilities, current	—	631
Mining taxes payable	2,521	2,309
Other current liabilities	355	1,133
Total current liabilities	5,820	7,954
Asset retirement obligations	6,648	6,500
Total liabilities	12,468	14,454
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,161,209 shares outstanding at March 31, 2024 and 24,084,542 shares outstanding at December 31, 2023	242	241
Additional paid-in capital	104,150	104,020
Retained earnings	13,386	16,284
Total shareholders' equity	117,778	120,545
Total liabilities and shareholders' equity	$130,246	$134,999

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2024	2023
Sales, net	$8,181	$21,540
Mine cost of sales:
Production costs	2,577	5,653
Depreciation and amortization	1,391	3,479
Reclamation and remediation	48	72
Total mine cost of sales	4,016	9,204
Mine gross profit	4,165	12,336
Costs and expenses:
General and administrative expenses	1,221	1,059
Exploration expenses	3,638	3,688
Other (income), net	(621)	(327)
Total costs and expenses	4,238	4,420
(Loss) income before income and mining taxes	(73)	7,916
Mining and income tax (benefit) expense	(71)	1,548
Net (loss) income	$(2)	$6,368
Net (loss) income per common share:
Basic	$(0.00)	$0.26
Diluted	$(0.00)	$0.26
Weighted average shares outstanding:
Basic	24,135,246	24,063,853
Diluted	24,135,246	24,208,676

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(2)	$6,368
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,419	3,502
Stock-based compensation	54	49
Deferred taxes	34	(448)
Reclamation and remediation accretion	48	72
Reclamation payments	—	3
Unrealized gain on gold and silver rounds/bullion	(103)	—
Changes in operating assets and liabilities:
Accounts receivable	33	—
Inventories	(2,910)	(310)
Prepaid expenses and other current assets	281	162
Other non-current assets	(42)	(3)
Accounts payable and other accrued liabilities	(1,610)	45
Income and mining taxes payable	(105)	1,836
Net cash (used in) provided by operating activities	(2,903)	11,276

Cash flows from investing activities:
Capital expenditures	(1,083)	(1,211)
Net cash used in investing activities	(1,083)	(1,211)

Cash flows from financing activities:
Dividends paid	(2,896)	(2,887)
Proceeds from exercise of stock options	77	60
Repayment of loans payable	(3)	(22)
Repayment of capital leases	—	(3)
Net cash used in financing activities	(2,822)	(2,852)

Net (decrease) increase in cash and cash equivalents	(6,808)	7,213
Cash and cash equivalents at beginning of period	48,678	45,054
Cash and cash equivalents at end of period	$41,870	$52,267

Supplemental Cash Flow Information
Income and mining taxes paid	$—	$160
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(102)	$48

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com